                                                                       Exhibit 1
                             Joint Filing Agreement

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of Sunrise Assisted Living, Inc., a [Delaware] corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Sprout Growth II, L.P.
by:  DLJ Capital Corporation
its: Managing General Partner

By:          /s/ Thomas E. Siegler
     ---------------------------------
Thomas E. Siegler
Secretary and Treasurer


DLJ Capital Corporation

By:          /s/ Thomas E. Siegler
     ---------------------------------
Thomas E. Siegler
Secretary and Treasurer


Donaldson, Lufkin & Jenrette Securities Corporation

By:          /s/ Thomas E. Siegler
     ---------------------------------
Thomas E. Siegler
Senior Vice President


Donaldson, Lufkin & Jenrette, Inc.

By:          /s/ Thomas E. Siegler
     ---------------------------------
Thomas E. Siegler
Senior Vice President





                              Page 50 of 114 Pages

The Equitable Companies Incorporated

By:       /s/ Joanne T. Marren
     -----------------------------------
Joanne T. Marren
Senior Vice President and Deputy General Counsel


AXA
Finaxa
AXA Assurances I.A.R.D. Mutuelle
AXA Assurances Vie Mutuelle
Uni Europe Assurance Mutuelle
Alpha Assurances I.A.R.D. Mutuelle
Alpha Assurances Vie Mutuelle
Claude Bebear, as AXA Voting Trustee
Patrice Garnier, as AXA Voting Trustee
Henri Clermont-Tonnerre, as AXA Voting Trustee

Signed on behalf of each of the above

By:       /s/ Joanne T. Marren
     -----------------------------------
Joanne T. Marren
Attorney-in-fact





                             Page 51 of 114 Pages